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                                   EXHIBIT 11


Environmental Power Corporation
Computation of Earnings Per Share
June 30, 1996



FOR THE THREE MONTHS ENDED JUNE 30, 1996:
- - -----------------------------------------

Weighted average number of shares outstanding                11,193,415
                                                             ==========


Net Income                                                  $   334,680
                                                            ===========


Earnings per share - primary and fully diluted              $       .03
                                                            ===========


FOR THE SIX MONTHS ENDED JUNE 30, 1996:
- - ---------------------------------------

Weighted average number of shares outstanding                11,344,632
                                                             ==========


Net Income                                                  $ 1,126,897
                                                            ===========


Earnings per share - primary and fully diluted              $       .10
                                                            ===========